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                                                                      Exhibit 23



CONSENT OF INDEPENDENT AUDITORS
- -------------------------------

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-62328 on Form S-3, in Registration Statement No. 33-04983 on Form S-3, in Registration Statement No. 33-23350 on Form S-8, in Registration Statement No. 33-50400 on Form S-8, and in Registration Statement No. 33-53235 on Form S-8 of our reports dated January 19, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
February 16, 1995